CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

INSPIREMD, INC.

INSPIREMD, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 242 thereof, hereby certifies that the following resolutions amending the rights of the Series C Convertible Preferred Stock (a) were duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to authority conferred upon the Board of Directors by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Corporation (the “Bylaws”), at a meeting of the Board of Directors held on November 27, 2017, and (b) was consented to by holders of at least a majority of the outstanding shares of Series C Convertible Preferred Stock, par value of $0.0001 (the “Series C Preferred Stock”), consenting separately as a class.

RESOLVED, that effective upon the filing of this Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (this “Certificate of Amendment”), the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock dated and filed with the Delaware Secretary of State on March 9, 2017 (the “Certificate of Designation”), are hereby amended as follows:

1.	The definition of “Exempt Issuance” in Section 1 of the Certificate Designation is hereby amended and restated in its entirety to read as follows:

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issuance Date, provided that such securities have not been amended since the Issuance Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of any such securities or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided, that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) the Series D Convertible Preferred Stock and the transactions contemplated thereunder and in connection with such issuance under the Securities Purchase Agreement entered into on November 28, 2017, pursuant to which such preferred stock is issued.”.

RESOLVED, that the Certificate of Designation as amended by the Certificate of Amendment shall remain in full force and effect except as expressly amended hereby.

*****

[signature page follows]

2

THE UNDERSIGNED, being a duly authorized officer of the Corporation, does file this Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, hereby declaring and certifying that the facts herein stated are true and accordingly has hereunto set his hand this 28th day of November, 2017.

By:	/s/ Craig Shore
Name:	Craig Shore
Title:	Chief Financial Officer

Signature Page to Certificate of Amendment (Series C)